Exhibit 99.1

HEALTH SCIENCES GROUP NAMES SID L. ANDERSON

TO ITS BOARD OF DIRECTORS

Distinguished Business Leader Expected to Bolster Company’s Aggressive Growth Charter

Los Angeles, CA (February 18, 2005) – Health Sciences Group, Inc. (OTCBB: HESG), provider of innovative nutritional products derived from natural sources, announced today the appointment of Mr. Sid L. Anderson to its Board of Directors, effective immediately.  As an independent board member, Anderson will also serve on the audit committee.

“We are honored and delighted to have Mr. Sid Anderson join our Board,” said Fred E. Tannous, Co-chairman and CEO of Health Sciences Group.  “Besides being a respected member of the business community, Sid brings to Health Sciences Group over 30 years of experience in securities law, mergers and acquisitions, corporate finance and all aspects of strategic and operational management.  We look forward to his leadership as we enter this new phase of our company’s growth.”

Mr. Anderson began his professional career with Peat, Marwick, Mitchell & Co., currently KPMG, in Tulsa, Oklahoma where he was a manager in the firm’s tax department.  After leaving public accounting, Mr. Anderson practiced law as a Partner with the law firm of Pray, Walker, Jackman, Williamson & Marlar where he specialized in securities law, taxation and mergers and acquisitions  Later, he founded, took public and lead for nearly 20 years, an oil and gas exploration and production company which he later sold.   Today, Mr. Anderson consults to corporations on financial and strategic business matters.

"I am very pleased to be part of an extraordinary, growth-oriented company like Health Sciences Group," said Sid L. Anderson.  "This is indeed an exciting opportunity to help drive continued success based on a timely vision and a business model that has significant growth potential.  I look forward to drawing on my experience, knowledge and resources to help Health Sciences Group grow and achieve its business objectives.”

“We’re proud to add a leader of such stature to our Board,” said Bill Glaser, Co-chairman and President of Health Sciences Group.  “In addition to his legal and accounting expertise, Sid offers a unique blend of highly evolved business acumen and industry knowledge that we plan to fully leverage in executing our business plan.  We look forward to working with Sid and his extensive resources and relationships as we continue to expand our business.”

Mr. Anderson received his undergraduate degree in Business Administration from the University of Oklahoma in 1969 and his Juris Doctorate degree from the University of Oklahoma in 1972.  He is a licensed Certified Public Accountant and a member of the Oklahoma Bar.  Mr. Anderson has served on the board of numerous civic and academic organizations as well as public trust authorities.  Mr. Anderson currently serves on the University Center at Tulsa Trust Authority and the Economic Development Commission for the City of Tulsa.

About Health Sciences Group, Inc.

Health Sciences Group identifies, develops and commercializes innovative nutritional products derived from natural sources to provide consumers and medical professionals with preventative healthcare alternatives.  The company markets its own line of proprietary products based on novel technologies with clinically-supported, FDA-approved ingredients under its Swiss Research™ and Swiss Diet™ brand names.

For more information, visit www.HSciences.com, www.SwissDiet.com, www.Shugr.com, and www.SwissResearchRx.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events.  Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct.  The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, the independent authority of the special committee to act on the matters discussed, the successful negotiation of the potential acquisition and disposal of transactions described above, successful implementation of the company's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements.  In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

FOR MORE INFORMATION, PLEASE CONTACT:

Health Sciences Group, Inc.

Bill Glaser, President or Fred E. Tannous, CEO

310-242-6700